Exhibit 99.1

Moleculin Presents ASCO 2026 Data Demonstrating No Detectable Cardiotoxicity with Annamycin Despite Exposure Levels Far Exceeding Conventional Anthracycline Limits

Independent Cleveland Clinic Cardiac Review Supports Potential Best-in-Class Safety Profile as MIRACLE Phase 2b/3 Trial Advances

HOUSTON, May 29, 2026 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), today announced new data presented at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting further reinforcing the differentiated cardiac safety profile of its lead drug candidate, Annamycin (also known as “L-Annamycin” or “naxtarubicin”).

The poster presentation, titled “Cardiac safety of L-annamycin at high cumulative anthracycline exposure: Pooled analysis,” highlighted findings from a pooled analysis across five completed clinical trials evaluating Annamycin in patients with acute myeloid leukemia (AML) and soft tissue sarcoma. The analysis demonstrated no detectable cardiotoxicity despite cumulative exposure levels that substantially exceeded traditional lifetime anthracycline dose limitations.

“This poster presentation adds significant momentum to the growing clinical evidence supporting Annamycin’s differentiated profile,” said Walter Klemp, Chairman and CEO of Moleculin Biotech. “Anthracyclines remain among the most effective agents in oncology, yet their long-term use has historically been constrained by irreversible cumulative cardiotoxicity. These data continue to suggest that Annamycin may have the potential to fundamentally change that paradigm.”

The pooled analysis included 90 patients treated with Annamycin across five completed clinical trials, with source-verified paired pre- and post-treatment left ventricular ejection fraction (LVEF) assessments available for 78 patients. Patients received a median cumulative Annamycin dose of 660 mg/m², with exposure ranging from 210 mg/m² to 2,970 mg/m² — levels that, in many cases, substantially exceeded conventional anthracycline lifetime dose thresholds.

Key findings from the analysis included:

●	No statistically significant difference in LVEF from baseline to final assessment (mean difference: -0.12%; 95% CI, -1.34 to 1.09; p = 0.84)
●	No correlation between cumulative Annamycin dose and change in LVEF (p= 0.12)
●	No correlation between patient age and change in LVEF (p=0.73)
●	Independent review of serial ECGs, cardiac biomarkers, cardiac adverse events and available global longitudinal strain measurements demonstrated no evidence of drug-induced cardiotoxicity
●	Independent cardiac review conducted through the Cleveland Clinic Division of Cardiovascular Medicine

Importantly, the data were independently reviewed by Cleveland Clinic cardiology specialists, providing additional external validation to the cardiac safety findings.

“The absence of detectable cardiotoxicity at exposure levels well beyond conventional anthracycline limits is particularly encouraging,” added Mr. Klemp. “If confirmed in larger studies, we believe Annamycin could potentially enable patients to continue benefiting from anthracycline-based therapy without the traditional cumulative cardiac burden associated with currently prescribed agents.”

The poster also highlighted previously reported efficacy findings from Moleculin’s Phase 1b/2 AML study evaluating Annamycin in combination with cytarabine, which demonstrated:

●	50% complete remission (CR) rate
●	60% composite complete remission (CRc) rate
●	Median overall survival of 12.39 months in the intent-to-treat population
●	50% of responders were able to receive a potentially curative bone marrow transplant

Moleculin believes the growing body of cardiac safety data further strengthens the rationale for its ongoing pivotal Phase 2b/3 MIRACLE trial evaluating AnnAraC® (Annamycin plus cytarabine) in relapsed or refractory AML.

Anthracyclines remain one of the most widely used and effective classes of chemotherapy agents across multiple cancer types; however, their use has historically been limited by cumulative dose-dependent cardiotoxicity. Annamycin was specifically designed to avoid multidrug resistance mechanisms while potentially eliminating the cardiotoxicity commonly associated with currently prescribed anthracyclines.

The Company’s ongoing pivotal Phase 2b/3 MIRACLE trial continues to evaluate Annamycin in relapsed or refractory AML. Unblinding from the first 45 patients from this study is on track for June 2026.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin (also known as naxtarubicin), is a next-generation highly efficacious and well tolerated anthracycline designed to avoid multidrug resistance mechanisms and to lack the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company has begun the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design Phase 2b/3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC (the combination of Annamycin and cytarabine, also referred to as “Ara-C”) for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study remains subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin also has in its pipeline a portfolio of antimetabolites, including WP1122 for the potential treatment of pathogenic viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential efficacy and safety of Annamycin and AnnAraC in R/R AML and other indications, the potential for Annamycin to provide effective anthracycline therapy without cumulative dose limitations associated with cardiotoxicity, and the anticipated timing of clinical trial milestones including unblinding of initial patient data. Moleculin will require significant additional financing, for which the Company has no commitments, in order to conduct its clinical trials as described in this press release, and the milestones described in this press release assume the Company’s ability to secure such financing on a timely basis. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company relies on the reports of its expert with regard to the absence of cardiotoxicity. The dataset referenced in this press release is subject to the review of the data from future subjects in its current and future clinical trials and long-term follow-up with subjects in its current trials. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:
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